POWER OF ATTORNEY

 Know all by these presents, that the undersigned hereby
constitutes and appoints each of Justin J. File, the Chief Financial Officer of Evofem Biosciences, Inc. (the "Company"), Alexander Fitzpatrick, the
Executive Vice President and General Counsel of the Company, and
Jacqulyn L. Lewis, Melanie R. Levy, Adam C. Lenain, Leanne A. Gould,
Joan Raulston, Anne T. Leland and Brenda Meyette of Mintz, Levin,
Cohn, Ferris, Glovsky and Popeo, P.C., signing singly, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the
undersigned's capacity as a director of the Company,
forms and authentication documents for EDGAR Filing
Access;

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to
complete and execute any such forms and authentication
documents;

(3) execute for and on behalf of the undersigned, in the
undersigned's capacity as a director of the Company,
Forms 3, 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended, and the
rules thereunder;

(4) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to
complete and execute any such Form 3, 4 or 5 and timely
file such form with the United States Securities and
Exchange Commission and any stock exchange or
similar authority; and

(5) take any other action of any type whatsoever in
connection with the foregoing that, in the opinion of
such attorney-in-fact, may be of benefit to, in the best
interests of, or legally required by the undersigned, it
being understood that the documents executed by such
attorney-in-fact on behalf of the undersigned pursuant to
this Power of Attorney shall be in such form and shall
contain such terms and conditions as such attorney-in-
fact may approve in such attorney-in-fact's discretion.

 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934, as amended.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed this 17th day of December, 2017.

/s/ William Hall
Signature

Name:  William Hall